EXHIBIT 99

FOR IMMEDIATE RELEASE	January 8, 2020

Jefferies Announces 2019 Financial Results

New York, New York, January 8, 2020—Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and twelve month periods ended November 30, 2019.

Highlights for the three months ended November 30, 2019:

•

Net income attributable to Jefferies Financial Group common shareholders of $196 million, or $0.62 per diluted share, primarily reflecting the previously reported $205 million pre-tax gain from the sale of our remaining 31% interest in National Beef, partially offset by a non-cash fair value reduction of $69 million to our investment in The We Company. Results also reflect strong performance in Equities and Fixed Income sales and trading, solid Investment Banking advisory revenues, continued modest results in Leveraged Finance new issuance and solid results at certain of our merchant banking investments

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $24 million and net earnings of $23 million

•	Total Net Revenues of $748 million

•	Investment Banking Net Revenues of $393 million

•	Total Equities and Fixed Income Net Revenues of $363 million

•	Asset Management Revenues (before Allocated net interest1) of $(4) million

•

Merchant Banking pre-tax income of $238 million, reflecting strong performance by National Beef prior to the closing of the sale of our interest, the related pre-tax gain of $205 million, and solid results at certain of our merchant banking investments, offset by the $69 million fair value adjustment to reduce the value of our investment in We

•	Return of excess capital, including special dividend of Spectrum Brands Common Stock, share repurchases and cash dividends, totaling approximately $642 million

•	Jefferies Financial Group had parent company liquidity of $2.2 billion at November 30, 2019

Highlights for the twelve months ended November 30, 2019:

•

Net income attributable to Jefferies Financial Group common shareholders of $960 million, or $3.03 per diluted share, including the impact of a nonrecurring tax benefit of $545 million; adjusted net income of $415 million[2], or $1.32 per diluted share[2]

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $325 million and net earnings of $244 million

•	Total Net Revenues of $3,113 million

•	Investment Banking Net Revenues of $1,522 million, down 20% from 2018 record of $1,914 million

•	Total Equities and Fixed Income Net Revenues of $1,455 million, up 19% from 2018

•	Asset Management Revenues (before Allocated net interest1) of $117 million

•

Merchant Banking pre-tax income of $267 million, reflecting strong operating performance from National Beef and Vitesse, the $205 million pre-tax gain related to the sale of our remaining 31% interest in National Beef and the $72 million gain related to the HomeFed transaction, offset by fair value adjustments to both our investment in We and some of our mark-to-market investments in public companies

•

Return of excess capital, including special dividend of Spectrum Brands common stock, share repurchases and cash dividends, totaling approximately $1.1 billion; share repurchases during the twelve months ended November 30, 2019 totaled 25.9 million shares for $506 million, or an average price of $19.52 per share

Please refer to the Jefferies Financial Group Annual Letter from our CEO and President for discussion of results and broader perspective on our strategy and outlook. We expect to file our Form 10-K on or about January 28, 2020.

*    *    *    *

Amounts herein pertaining to November 30, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and twelve month periods ended November 30, 2019 will be provided upon filing our Annual Report on Form 10-K with the SEC.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron

Chief Financial Officer

Jefferies Financial Group Inc.

Tel. (212) 460-1932

Peregrine C. Broadbent

Chief Financial Officer

Jefferies Group LLC

Tel. (212) 284-2338

[1]

Allocated net interest represents the allocation of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC’s policy of allocating such items to its business lines. Refer to Jefferies Group LLC’s summary of Net Revenues by Source on pages 8 and 9.

[2]

Jefferies Financial Group adjusted net income, a non-GAAP measure, is defined as Jefferies Financial Group’s net income less accumulated other comprehensive income nonrecurring tax benefit. Jefferies Financial Group adjusted diluted earnings per share, a non-GAAP measure, is defined as Jefferies Financial Group’s diluted earnings per share less accumulated other comprehensive income non-recurring tax benefit. Refer to schedule on page 12 for reconciliation to U.S. GAAP amounts.

Summary for Jefferies Financial Group Inc. and Subsidiaries

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended November 30, 2019	Two Months Ended November 30, 2018	Twelve Months Ended November 30, 2019	Eleven Months Ended November 30, 2018
Net revenues	$1,106,098	$806,594	$3,892,976	$3,764,034

Income (loss) from continuing operations before income taxes and income (loss) related to associated companies	$151,320	$(24,573)	$275,613	$239,077
Income (loss) related to associated companies	81,229	(27,297)	202,995	57,023

Income (loss) from continuing operations before income taxes	232,549	(51,870)	478,608	296,100
Income tax provision (benefit)	38,671	(32,552)	(483,955)	19,008

Income (loss) from continuing operations	193,878	(19,318)	962,563	277,092
Income from discontinued operations, net of income tax provision of $0, $0, $0 and $47,045	—	—	—	130,063
Gain on disposal of discontinued operations, net of income tax provision of $0, $0, $0 and $229,553	—	—	—	643,921

Net income (loss)	193,878	(19,318)	962,563	1,051,076
Net (income) loss attributable to the noncontrolling interests	2,606	(233)	1,847	12,975
Net (income) loss attributable to the redeemable noncontrolling interests	333	31	286	(37,263)
Preferred stock dividends	(1,276)	(851)	(5,103)	(4,470)

Net income (loss) attributable to Jefferies Financial Group Inc. common shareholders	$195,541	$(20,371)	$959,593	$1,022,318

Basic earnings (loss) per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income (loss) from continuing operations	$0.63	$(0.06)	$3.07	$0.82
Income from discontinued operations	—	—	—	0.27
Gain on disposal of discontinued operations	—	—	—	1.84

Net income (loss)	$0.63	$(0.06)	$3.07	$2.93

Number of shares in calculation	310,266	329,101	310,694	347,261

Diluted earnings (loss) per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income (loss) from continuing operations	$0.62	$(0.06)	$3.03	$0.81
Income from discontinued operations	—	—	—	0.26
Gain on disposal of discontinued operations	—	—	—	1.83

Net income (loss)	$0.62	$(0.06)	$3.03	$2.90

Number of shares in calculation	316,566	329,101	317,032	351,275

A summary of results for the three months ended November 30, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$747,802	$347,210	$10,699	$—	$387	$1,106,098

Expenses:
Compensation and benefits	422,548	19,036	16,273	—	—	457,857
Cost of sales	—	86,532	—	—	—	86,532
Floor brokerage and clearing fees	58,773	—	—	—	1,254	60,027
Interest expense	—	8,608	—	8,750	—	17,358
Depreciation and amortization	21,404	19,944	923	—	—	42,271
Selling, general and other expenses	221,206	55,783	14,963	—	(1,219)	290,733

Total expenses	723,931	189,903	32,159	8,750	35	954,778

Income (loss) from continuing operations before income taxes and income related to associated companies	23,871	157,307	(21,460)	(8,750)	352	151,320
Income related to associated companies	—	81,161	—	—	68	81,229

Income (loss) from continuing operations before income taxes	$23,871	$238,468	$(21,460)	$(8,750)	$420	232,549

Income tax provision from continuing operations						38,671

Net income						$193,878

A summary of results for the two months ended November 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$761,958	$42,204	$7,525	$—	$(5,093)	$806,594

Expenses:
Compensation and benefits	408,504	17,662	7,177	—	—	433,343
Cost of sales	—	49,570	—	—	—	49,570
Floor brokerage and clearing fees	53,260	—	—	—	(842)	52,418
Interest expense	—	4,796	—	9,839	—	14,635
Depreciation and amortization	17,467	9,920	570	—	—	27,957
Selling, general and other expenses	204,764	41,688	7,811	—	(1,019)	253,244

Total expenses	683,995	123,636	15,558	9,839	(1,861)	831,167

Income (loss) from continuing operations before income taxes and loss related to associated companies	77,963	(81,432)	(8,033)	(9,839)	(3,232)	(24,573)
Loss related to associated companies	—	(27,297)	—	—	—	(27,297)

Income (loss) from continuing operations before income taxes	$77,963	$(108,729)	$(8,033)	$(9,839)	$(3,232)	(51,870)

Income tax benefit from continuing operations						(32,552)

Net loss						$(19,318)

A summary of results for the twelve months ended November 30, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,112,530	$746,369	$32,833	$—	$1,244	$3,892,976

Expenses:
Compensation and benefits	1,684,054	82,832	58,005	—	—	1,824,891
Cost of sales	—	319,641	—	—	—	319,641
Floor brokerage and clearing fees	227,471	—	—	—	(4,331)	223,140
Interest expense	—	34,129	—	53,048	—	87,177
Depreciation and amortization	79,204	70,192	3,475	—	—	152,871
Selling, general and other expenses	797,132	175,650	39,820	—	(2,959)	1,009,643

Total expenses	2,787,861	682,444	101,300	53,048	(7,290)	3,617,363

Income (loss) from continuing operations before income taxes and income related to associated companies	324,669	63,925	(68,467)	(53,048)	8,534	275,613
Income related to associated companies	—	202,927	—	—	68	202,995

Income (loss) from continuing operations before income taxes	$324,669	$266,852	$(68,467)	$(53,048)	$8,602	478,608

Income tax benefit from continuing operations						(483,955)

Net income						$962,563

A summary of results for the eleven months ended November 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,183,376	$571,831	$22,300	$—	$(13,473)	$3,764,034

Expenses:
Compensation and benefits	1,736,264	77,169	50,222	—	(873)	1,862,782
Cost of sales	—	307,071	—	—	—	307,071
Floor brokerage and clearing fees	189,068	—	—	—	(4,858)	184,210
Interest expense	—	35,159	—	54,090	—	89,249
Depreciation and amortization	68,296	48,852	3,169	—	—	120,317
Selling, general and other expenses	780,081	150,115	35,049	—	(3,917)	961,328

Total expenses	2,773,709	618,366	88,440	54,090	(9,648)	3,524,957

Income (loss) from continuing operations before income taxes and income related to associated companies	409,667	(46,535)	(66,140)	(54,090)	(3,825)	239,077
Income related to associated companies	—	57,023	—	—	—	57,023

Income (loss) from continuing operations before income taxes	$409,667	$10,488	$(66,140)	$(54,090)	$(3,825)	296,100

Income tax provision from continuing operations						19,008
Income from discontinued operations, net of income tax provision						130,063
Gain on disposal of discontinued operations, net of income tax provision						643,921

Net income						$1,051,076

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2019 and Annual Report on Form 10-K for the year ended November 30, 2018. Amounts herein pertaining to November 30, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries

Consolidated Statements of Earnings

(Amounts in Thousands)

(Unaudited)

	Quarter Ended
	November 30, 2019	August 31, 2019	November 30, 2018
Revenues:
Commissions and other fees (1)	$182,466	$171,003	$181,271
Principal transactions (2)	135,981	147,993	25,713
Investment banking	400,513	412,533	504,589
Asset management fees and revenues (2)	3,935	4,220	5,084
Interest	333,507	383,596	336,605
Other (1)	17,134	22,286	44,681

Total revenues	1,073,536	1,141,631	1,097,943
Interest expense	325,734	364,472	335,985

Net revenues	747,802	777,159	761,958

Non-interest expenses:
Compensation and benefits	422,548	411,936	408,504
Non-compensation expenses:
Floor brokerage and clearing fees	58,773	54,247	53,260
Technology and communications	87,931	86,649	83,320
Occupancy and equipment rental	31,885	29,300	25,809
Business development	34,728	36,526	39,523
Professional services	45,296	42,379	38,170
Underwriting costs	14,617	14,647	16,485
Other	28,153	18,400	18,924

Total non-compensation expenses	301,383	282,148	275,491

Total non-interest expenses	723,931	694,084	683,995

Earnings before income taxes	23,871	83,075	77,963
Income tax expense	495	18,250	16,313

Net earnings	23,376	64,825	61,650
Net earnings (loss) attributable to noncontrolling interests	(1,784)	(143)	257

Net earnings attributable to Jefferies Group LLC	$25,160	$64,968	$61,393

Pre-tax operating margin	3.2%	10.7%	10.2%
Effective tax rate	2.1%	22.0%	20.9%

(1)

In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $7.6 million from Other revenues to Commissions and other fees for the three months ended November 30, 2018. There is no impact on Total revenues as a result of this change in presentation.

(2)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Such arrangements did not exist prior to the first quarter of 2019 and Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $0.9 million from Principal transactions revenues to Asset management fees and revenues for the three months ended August 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries

Consolidated Statements of Earnings

(Amounts in Thousands)

(Unaudited)

	Twelve Months Ended
	November 30, 2019	November 30, 2018
Revenues:
Commissions and other fees (1)	$676,309	$663,465
Principal transactions	766,192	524,296
Investment banking	1,528,729	1,910,203
Asset management fees and revenues	20,285	21,214
Interest	1,496,529	1,207,095
Other (1)	96,488	103,359

Total revenues	4,584,532	4,429,632
Interest expense	1,472,002	1,246,256

Net revenues	3,112,530	3,183,376

Non-interest expenses:
Compensation and benefits	1,684,054	1,736,264

Non-compensation expenses:
Floor brokerage and clearing fees	227,471	189,068
Technology and communications	335,395	305,655
Occupancy and equipment rental	119,472	100,952
Business development	138,158	163,756
Professional services	162,668	139,885
Underwriting costs	50,662	64,317
Other	69,981	73,812

Total non-compensation expenses	1,103,807	1,037,445

Total non-interest expenses	2,787,861	2,773,709

Earnings before income taxes	324,669	409,667
Income tax expense	80,284	250,650

Net earnings	244,385	159,017
Net earnings (loss) attributable to noncontrolling interests	(1,644)	256

Net earnings attributable to Jefferies Group LLC	$246,029	$158,761

Pre-tax operating margin	10.4%	12.9%
Effective tax rate (2)	24.7%	61.2%

(1)

In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $28.3 million from Other revenues to Commissions and other fees for the twelve months ended November 30, 2018. There is no impact on Total revenues as a result of this change in presentation.

(2)	The effective tax rate for the twelve months ended November 30, 2018 includes an estimated provisional tax charge of approximately $165 million as a result of the Tax Cuts and Jobs Act (“Tax Act”).

Jefferies Group LLC and Subsidiaries

Selected Statistical Information

(Amounts in Thousands, Except Other Data)

(Unaudited)

	Quarter Ended
	November 30, 2019	August 31, 2019	November 30, 2018
Net Revenues by Source:
Equities	$200,128	$193,229	$164,086
Fixed income	163,016	148,334	86,826

Total sales and trading	363,144	341,563	250,912

Equity	105,119	97,494	127,942
Debt	100,359	101,689	152,335

Capital markets	205,478	199,183	280,277
Advisory	195,035	213,350	224,312
Other investment banking	(7,501)	(9,108)	17,523

Total investment banking	393,012	403,425	522,112

Other	4,948	12,374	22,448

Total Capital Markets (1) (2)	761,104	757,362	795,472

Asset management fees and revenues (3)	3,935	4,220	5,084
Investment return (3) (4) (5)	(7,637)	24,866	(23,783)
Allocated net interest (4) (6)	(9,600)	(9,289)	(14,815)

Total Asset Management	(13,302)	19,797	(33,514)

Net Revenues	$747,802	$777,159	$761,958

Other Data:
Number of trading days	63	64	63
Number of trading loss days	10	10	18
Average firmwide VaR (in millions) (7)	$7.70	$9.71	$9.59

(1)	Includes net interest revenue of $22.6 million, $30.4 million and $19.7 million for the quarters ended November 30, 2019, August 31, 2019, and November 30, 2018, respectively.
(2)

Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within Jefferies Group LLC’s Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Such arrangements did not exist prior to the first quarter of 2019 and Jefferies Group LLC’s Net Revenues by Source reflects the reclassification of revenues of $0.9 million from Investment return revenues to Asset management fees and revenues for the three months ended August 31, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)

Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC’s Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC’s credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(5)	Includes net interest expense of $5.2 million, $2.0 million and $4.2 million for the quarters ended November 30, 2019, August 31, 2019, and November 30, 2018, respectively.
(6)

Allocated net interest represents the allocation of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity (refer to page 10).

(7)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries

Selected Statistical Information

(Amounts in Thousands, Except Other Data)

(Unaudited)

	Twelve Months Ended
	November 30, 2019	November 30, 2018
Net Revenues by Source:
Equities	$773,979	$665,557
Fixed income	681,362	559,712

Total sales and trading	1,455,341	1,225,269

Equity	361,972	454,555
Debt	407,336	635,606

Capital markets	769,308	1,090,161
Advisory	767,421	820,042
Other investment banking	(14,617)	3,638

Total investment banking	1,522,112	1,913,841

Other	58,535	45,316

Total Capital Markets (1) (2)	3,035,988	3,184,426

Asset management fees and revenues	20,285	21,214
Investment return (3) (4)	96,805	16,971
Allocated net interest (3) (5)	(40,548)	(39,235)

Total Asset Management	76,542	(1,050)

Net Revenues	$3,112,530	$3,183,376

Other Data:
Number of trading days	250	252
Number of trading loss days	33	45

Average firmwide VaR (in millions) (6)	$8.79	$7.56

(1)	Includes net interest revenue of $74.0 million and $8.5 million for the twelve months ended November 30, 2019 and 2018, respectively.
(2)

Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within Jefferies Group LLC’s Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)

Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC’s Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 4 and 5). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC’s credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(4)	Includes net interest expense of $8.9 million and $8.4 million for the twelve months ended November 30, 2019 and 2018, respectively.
(5)

Allocated net interest represents the allocation of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity (refer to page 10).

(6)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries

Financial Highlights

(Amounts in Millions, Except Where Noted)

(Unaudited)

	Quarter Ended
	November 30, 2019	August 31, 2019	November 30, 2018
Financial position:
Total assets (1)	$43,516	$43,094	$41,169
Average total assets for the period (1)	$52,539	$53,097	$49,427
Average total assets less goodwill and intangible assets for the period (1)	$50,727	$51,281	$47,653

Cash and cash equivalents (1)	$5,568	$4,665	$5,146
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,918	$6,074	$6,604
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.9%	14.1%	16.0%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.6%	14.7%	16.8%

Financial instruments owned (1)	$16,363	$16,371	$16,400
Goodwill and intangible assets (1)	$1,814	$1,811	$1,825

Total equity (including noncontrolling interests) (1)	$6,130	$6,190	$6,182
Total Jefferies Group LLC member’s equity (1)	$6,125	$6,183	$6,180
Tangible Jefferies Group LLC member’s equity (1) (3)	$4,311	$4,372	$4,356

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$307	$363	$337
Level 3 financial instruments owned - % total assets (1) (4)	0.7%	0.8%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (4)	1.9%	2.2%	2.1%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member’s equity (1) (4)	7.1%	8.3%	7.7%

Other data and financial ratios:
Total long-term capital (1) (5)	$12,343	$12,219	$11,840
Leverage ratio (1) (6)	7.1	7.0	6.7
Tangible gross leverage ratio (1) (7)	9.7	9.4	9.0

Number of trading days	63	64	63
Number of trading loss days	10	10	18
Average firmwide VaR (8)	$7.70	$9.71	$9.59

Number of employees, at period end	3,815	3,776	3,596

Jefferies Group LLC and Subsidiaries

Financial Highlights - Footnotes

(1)

Amounts pertaining to November 30, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019.

(2)

At November 30, 2019, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $973 million, in aggregate, and $377 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC’s financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at August 31, 2019 were $1,063 million and $345 million, respectively, and at November 30, 2018, were $959 million and $499 million, respectively.

(3)

Tangible Jefferies Group LLC member’s equity (a non-GAAP financial measure) represents total Jefferies Group LLC member’s equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member’s equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)

Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)

At November 30, 2019, August 31, 2019 and November 30, 2018, total long-term capital includes Jefferies Group LLC’s long-term debt of $6,214 million, $6,030 million and $5,657 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.
(7)

Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member’s equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC’s leverage ratio.

(8)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Financial Group Inc.

Non-GAAP Reconciliations

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Net Income and Earnings Per Share GAAP Reconciliation

Reconciliation of Jefferies Financial Group net income to adjusted net income (a non-GAAP measure) and diluted earnings per share to adjusted diluted earnings per share (a non-GAAP measure) (in thousands, except per share amounts):

Twelve months ended November 30, 2019
Jefferies Financial Group net income (GAAP)	$959,593
Accumulated other comprehensive income tax benefit (1)	(544,583)

Jefferies Financial Group adjusted net income (non-GAAP)	$415,010

Jefferies Financial Group diluted earnings per share (GAAP)	$3.03
Accumulated other comprehensive income tax benefit (1)	(1.71)

Jefferies Financial Group adjusted diluted earnings per share (non-GAAP)	$1.32

(1)

During the second quarter of 2019, in connection with the closing of our corporate available for sale portfolio, we realized a non-cash tax benefit of $545 million. This tax benefit was generated primarily through activity during 2008 to 2010 and since then has remained an unrealized balance within equity until the liquidation of the portfolio. This realization did not impact total equity, as the increase in retained earnings was offset by a corresponding decrease in accumulated other comprehensive income.